Exhibit 3.2
THIRD AMENDED AND RESTATED
BYLAWS

OF

PENUMBRA, INC.
Adopted May 28, 2025

* * * * *

ARTICLE 1
OFFICES
Section 1.01. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.
Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE 2
MEETINGS OF STOCKHOLDERS
Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a designation by the Board of Directors).
Section 2.02. Annual Meetings. An annual meeting of stockholders, commencing with the year 2016, shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors.
Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended from time to time (“Delaware Law”), such notice shall be given not fewer than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board of Directors or the chairman of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 2.05. Quorum. Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.
Section 2.06. Voting. (a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes shall not be counted as votes cast. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of preferred stock, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.
Section 2.07. Action by Consent. Subject to the rights of the holders of any class or series of preferred stock then outstanding, as may be set forth in the certificate of designations for such class or series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.
Section 2.08. Organization. At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.
Section 2.10. Nomination of Directors and Proposal of Other Business.
(a)Annual Meetings of Stockholders.
(i)Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, (C) as may be provided in the certificate of designations for any class or series of preferred stock, (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 2.10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(a) or (E) by any Eligible Stockholder (as defined in Section 2.11(c)) who is entitled to vote at the meeting and who has complied with the procedures set forth in Section 2.11, and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal.
(ii)For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (i) of this Section 2.10(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not fewer than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iii) A stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:
(1)the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;
(2)for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;
(3)a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates,

and any other person or persons (including their names) in connection with the proposal of such nomination or other business;
(4)a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities;
(5)a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;
(6)a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;
(7)any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and
(8)such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.
If requested by the Corporation, the information required under clauses 2.10(a)(iii)(C)(2), (3) and (4) of the preceding sentence of this Section 2.10 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.
(b)Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by (i) any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b) or (ii) any Eligible Stockholder (as defined in Section 2.11(c)) who is entitled to vote at the meeting and who has complied with the procedures set forth in Section 2.11. For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to paragraph (i) of this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 150 days prior to the date of the special meeting nor (B) later than the later of 120 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.10(a)(iii).
(c)General. (i) To be eligible to be a nominee for election as a director pursuant to Section 2.10(a)(i)(D) or Section 2.10(b)(i), the proposed nominee must provide to the Secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 2.10(a)(i) or Section 2.10(b): (1) a completed D&O questionnaire (in the form provided by the secretary of the Corporation at the request of the nominating stockholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 2.10(a)(iii)(A)(2), the nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.
(ii)No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10 or in Section 2.11, as applicable. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.10 or Section 2.11, as applicable.
(iii) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(iv) Without limiting the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10, and compliance with this Section 2.10 or Section 2.11, as applicable, shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.10(c)(v)).
(v)Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.10 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.
Section 2.11 Proxy Access for Stockholder Nominations of Directors.
(a)Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 2.11, if expressly requested in the relevant Proxy Access Notice (as defined in Section 2.11(d)), the Corporation shall include in its proxy statement for any annual meeting of stockholders on the form of proxy and ballot for such annual meeting:
(i)the name of any person nominated for election (the “Stockholder Nominee”) by any Eligible Stockholder (as defined in Section 2.11(c)) or group of up to 20 Eligible Stockholders (such Eligible Stockholder or group of Eligible Stockholders being referred to as a “Nominating Stockholder”) that has satisfied, either individually or, in the case of a group, collectively, all applicable conditions and complied with all applicable procedures set forth in this Section 2.11 as determined by the Board of Directors;
(ii)any disclosure about the Stockholder Nominee and/or the Nominating Stockholder that is required under the rules of the U.S. Securities and Exchange Commission (the “SEC”) or other applicable law to be in such proxy statement;
(iii)any statement included by the Nominating Stockholder in the Proxy Access Notice to be included in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors, provided such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”), and in each case subject to Section 2.11(e)(ii); and

(iv) any other information that the Corporation or the Board of Directors determines in their discretion to include in the proxy statement relating to the nomination of the Stockholder Nominee including, but not limited to, any statement in opposition to the election of any Stockholder Nominee, any of the information provided pursuant to this Section, or any solicitation materials or related information with respect to a Stockholder Nominee.
For purposes of this Section 2.11, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer(s) of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as such determination is made in good faith. The Chair of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 2.11 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.

(b)Maximum Number of Nominees.
(i)The Corporation shall not be required to include in such proxy statement for an annual meeting of stockholders more Stockholder Nominees than the greater of (a) the number of directors who constitute 25% of the total number of directors of the Corporation, rounded down to the nearest whole number, measured as of the last day on which a Proxy Access Notice may be submitted pursuant to this Section 2.11, or (b) two directors, (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (i) Stockholder Nominees whom the Board of Directors, itself, decides to nominate for election at such annual meeting; (ii) Stockholder Nominees who cease to satisfy the eligibility requirements in this Section 2.11, as determined by the Board of Directors; (iii) Stockholder Nominees whose nomination is withdrawn by the Nominating Stockholder or who become unwilling to serve on the Board of Directors; and (iv) the number of incumbent directors who had been Stockholder Nominees with respect to any of the preceding three annual meetings of stockholders and whose reelection at such annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies occurs for any reason on the Board of Directors after the deadline set forth in Section 2.11(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(ii)If the number of Stockholder Nominees pursuant to this Section 2.11 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon written notice from the Corporation, each Nominating Stockholder will select - going in the order of largest to smallest amount of the ownership position as disclosed in each Nominating Stockholder’s Proxy Access Notice - one Stockholder Nominee to be included in the proxy statement until the Maximum Number is reached with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Proxy Access Notice as set forth in Section 2.11(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination of the Stockholder Nominee shall be disregarded, and the Corporation: (x) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee as proposed by the Nominating Stockholder or by any other Nominating Stockholder, and (y) may otherwise communicate to its stockholders, such as by revising or supplementing its proxy materials and form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.
(c)Eligibility of Nominating Stockholder.
(i)An “Eligible Stockholder” is a person who either (a) has been a record stockholder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.11(c) continuously for at least the three-year period specified below, or (b) has provided evidence of continuous ownership of such shares of common stock for such three-year period to the Secretary of the Corporation, within the time period set forth in Section 2.11(d) below, from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) of the Exchange Act, or any successor rule.
(ii)An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.11 only if the person or group (in the aggregate) (i) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and (ii) continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide, together with the Proxy Access Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 2.11, including, but not limited to, the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder cease to satisfy the eligibility requirements in this Section 2.11, as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders at any time prior to the annual meeting, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.
(iii) The “Minimum Number” means three percent (3%) of the number of outstanding shares of the Corporation’s common stock as of the most recent date for which such amount is disclosed in any filing by the Corporation with the SEC prior to the submission of the Proxy Access Notice.
(iv) For purposes of this Section 2.11, an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to such shares; and (B) the full economic interest in such shares, including the opportunity for profit and risk of loss on such shares. However, the number of shares of common stock calculated in accordance with the immediately preceding clauses (A) and (B) shall not include any shares of common stock: (1) that have been purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not settled or closed, (2) that have been sold short by such Eligible Stockholder, (3) that have been borrowed by such Eligible Stockholder or any of its affiliates for any purpose or have been purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell, or (4) that are subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the outstanding shares of the Corporation’s common stock, in any such case which instrument or agreement has, or is intended to have, the purpose or the effect of either (i) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares of the Corporation’s common stock and/or (ii) hedging, offsetting, or altering to any degree, the gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates.
An Eligible Stockholder “owns” shares of the Corporation’s common stock held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares of the Corporation’s common stock shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of the shares of the Corporation’s common stock shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on three business days’ notice and has recalled such loaned shares as of the date the Proxy Access Notice is submitted to the Corporation and holds such shares through the date of the annual meeting. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.
(v)No person shall be permitted to be in more than one group constituting a Nominating Stockholder and, if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Proxy Access Notice.
(d)Proxy Access Notice. To nominate a Stockholder Nominee, the Nominating Stockholder must submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”) no earlier than 150 calendar days, and no later than 120 calendar days, before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if, and only if, the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Proxy Access Notice shall be given in the manner provided herein no later than the later of the date that is 180 days prior to such Other Meeting Date or the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. For purposes of this Section 2.11, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release issued by the Corporation and distributed by a national news service or in a document publicly filed by the Corporation with the SEC:
(i)a Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the SEC by the Nominating Stockholder, as applicable, in accordance with SEC rules;
(ii)a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations, and warranties by the Nominating Stockholder (including each group member):
(1)the information required with respect to the nomination of directors pursuant to Section 2.10(a)(iii) of these Bylaws;
(2)the details of any relationship that existed within the past three years that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(3)a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;
(4)a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;
(5)a representation and warranty that the Stockholder Nominee:

A.does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s applicable policies and procedures on related party transactions and independence of directors and such Stockholder Nominee otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded;

B.would meet the audit committee independence requirements under the rules of all stock exchanges on which the Corporation’s securities are traded;

C.would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

D.would qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision) to the extent required thereunder to preserve the deductibility of executive compensation;

E.is not and has not been, within the past three years, an officer, director, affiliate or representative of a competitor of the Corporation, as defined under Section 8 of the Clayton Antitrust Act of 1914, as amended, and if the Nominee has held any such position during this period, details thereof; and

F.is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee.
(6)a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.11(c) and has provided evidence of ownership to the extent required by Section 2.11(c), and such evidence of ownership is true, complete and correct in all respects;
(7)a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.11(c) through the date of the annual meeting and a statement as to whether or not the Nominating Stockholder intends to continue to hold the Minimum Number for at least one year following the annual meeting;
(8)a representation and warranty that the Nominating Stockholder will not “solicit” or engage in a “solicitation” within the meanings of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board;
(9)a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card or any other proxy materials other than the Corporation’s proxy materials in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting;
(10)a statement, if desired, for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9;
(11)in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(12)in the case of any Eligible Stockholder that consists of two or more funds, documentation demonstrating that the funds meet the requirements set forth in Section 2.11(c)(ii); and
(13)a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as director at the annual meeting of stockholders other than its Stockholder Nominee(s).

(iii) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees:
(1)to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation, and election of the Stockholder Nominee(s);
(2)to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(3)to assume all liability stemming from any action, suit, or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders, or any other person in connection with the nomination or election of directors including, but not limited to, the Proxy Access Notice;
(4)to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers, and employees individually against any liability, loss, damages, expenses, or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements, or representations under this Section 2.11; and
(5)to promptly notify the Corporation no later than 48 hours after discovering the following and, within the same time period, to correct the following: (A) if any information included in the Proxy Access Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders, or any other person in connection with the nomination or election of any

Stockholder Nominee, ceases to be true and accurate in all material respects or, due to a subsequent development, such information or communication omits a material fact necessary to make such information or communication not misleading; or (B) if any Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.11(c).
(iv) an executed agreement, in a form satisfactory to the Board of Directors or its designee, acting in good faith, whereby the Stockholder Nominee agrees:
(1)to provide to the Corporation such other information and certifications, including completing the Corporation’s D&O questionnaire (in the form provided by the secretary of the Corporation at the request of the Nominating Stockholder), as it may reasonably request;
(2)at the reasonable request of the Nominating and Corporate Governance Committee, to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Stockholder Nominee to serve on the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with their nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors;
(3)that such Stockholder Nominee consents to being named as a nominee in the Corporation’s proxy statement and in any associated proxy card of the Corporation and agrees to serve if elected as a director of the Corporation;
(4)if elected to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and all other Corporation policies and/or guidelines applicable to directors; and
(5)that the Stockholder Nominee is not and will not become a party to (A) any compensatory, payment, or other financial agreement, arrangement, or understanding with any person or entity in connection with any service or action as a director of the Corporation that has not been disclosed to the Corporation, (B) any agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, or (C) any Voting Commitment that could limit or interfere with the Stockholder Nominee’s ability to comply with their fiduciary duties under applicable law if elected as a director of the Corporation.
The information, agreements, and documents required by this Section 2.11(d) shall be provided with respect to, and executed by, each group member in the case of information applicable to group members, and, further, shall be provided with respect to the persons specified in Instruction 1 to Items 6(c) and 6(d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.11(d) (other than such information, agreements, and documents contemplated to be provided after the date the Proxy Access Notice is submitted) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of stockholders or the public announcement thereof commence a new time period for the submission of a Proxy Access Notice pursuant to this Section 2.11.
(e)Exceptions.
(i)Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) from its proxy statement, proxy card, or other proxy materials; any such nomination shall be disregarded; and no vote on such Stockholder Nominee will occur notwithstanding that proxies in respect of such vote may have been received by the Corporation; and, after the last day on which a Proxy Access Notice would be timely, the Nominating Stockholder may not cure in any way any defect preventing the nomination of the Stockholder Nominee, if:
(1)the Corporation receives a notice pursuant to Section 2.10(a)(iii) of these Bylaws that any Eligible Stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation;
(2)the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.11, the Nominating Stockholder withdraws its nomination or the Chair of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.11 and shall therefore be disregarded;
(3)the Board of Directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule, or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;
(4)the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.11 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Stockholder Nominee;
(5)the Stockholder Nominee has been an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, within the past three years; or
(6)the Corporation is notified, or the Board of Directors acting in good faith determines, either (i) that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.11(c), (ii) that any of the representations and warranties made in the Proxy Access Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), or (iii) that the Stockholder Nominee is unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations, or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 2.11.
(ii)Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy statement, proxy card, or other proxy materials, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Proxy Access Notice, if the Board of Directors, or its designee, in good faith determines that:
(1)such information is not true in all material respects or omits a material fact necessary to make the statements made not misleading;
(2)such information, without factual foundation, directly or indirectly either impugns the character, integrity, or personal reputation, or makes charges concerning improper, illegal, or immoral conduct or associations, with respect to any person; or
(3)such information would otherwise violate the SEC proxy rules or any other applicable law, rule, or regulation if included in the proxy statement, proxy card, or other proxy materials.
The Corporation may solicit against, and include in the proxy statement or other proxy materials its own statement relating to, any Stockholder Nominee.
ARTICLE 3
DIRECTORS
Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 3.02. Number, Election and Term Of Office. The Board of Directors shall consist of not less than five nor more than nine directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board. As set forth in Article 6 of the Certificate of Incorporation, prior to the 2026 annual meeting of stockholders, the directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, each of which shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. Commencing with the 2026 annual meeting of stockholders, each class of directors whose term shall expire at such annual meeting of stockholders shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. Commencing with the 2028 annual meeting of stockholders, the directors shall no longer be divided into classes. Directors need not be stockholders.
Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business that might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a determination by the Board of Directors).
Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.
Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.
Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President and shall be called by the Chairman of the Board of Directors, Chief Executive Officer, President or the Secretary, on the

written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the date of the meeting in such manner as is determined by the Board of Directors.
Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (4) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (5) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign from the Board of Directors at any time by giving notice to the Board of Directors or to the Secretary of the Corporation. Any such notice must be in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall, if elected to fill a vacancy not created by a newly created directorship, be elected to serve for the remainder of the term of the director being replaced and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. Prior to the 2026 annual meeting of stockholders, any director elected to fill a vacancy created by a newly created directorship shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Commencing with the 2026 annual meeting of stockholders, any director elected to fill a vacancy created by a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.
Section 3.13. Removal. No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

Section 3.14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE 4
OFFICERS
Section 4.01. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.
Section 4.02. Appointment, Term of Office and Remuneration. The principal officers of the Corporation shall be appointed by the Board of Directors in the manner determined by the Board of Directors. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.
Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.
Section 4.05. Resignations. Any officer may resign at any time by giving notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). Any such notice must be in writing. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.
ARTICLE 5
CAPITAL STOCK
Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares or a combination of certificated and uncertificated shares. Any such resolution that shares of a class or series will only be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A Corporation shall not have power to issue a certificate in bearer form.
Section 5.02. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.
ARTICLE 6
GENERAL PROVISIONS
Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor fewer than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.
(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.02. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.
Section 6.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.
Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
Section 6.06. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware Law or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the state of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.06.
Section 6.07. Amendments. These Bylaws or any of them, may be altered, amended or repealed, or new Bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors. Unless a higher percentage is required by the Certificate of Incorporation as to any matter that is the subject of these Bylaws, all such amendments must be approved by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class, or by a majority of the Board of Directors.